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Green Dot Sends Letter to Stockholders Comparing Director Nominee Credentials

- Believes Incumbent Director Nominees Stand Head and Shoulders Above Dissident’s Nominees -

- Urges Stockholders to Vote on the WHITE proxy card “FOR” Green Dot’s Three Experienced and Highly-Qualified Nominees -

Pasadena, CA - May 13, 2016 - Green Dot Corporation (NYSE: GDOT) (the “Company”) today issued a letter to stockholders comparing the credentials of its experienced and highly-qualified director nominees against Harvest Capital Strategies’ (“Harvest”) slate of director nominees.

In the letter, which has been filed with the Securities and Exchange Commission (“SEC”) and posted to www.GDOTValue.com, Green Dot’s Board of Directors encourages stockholders to consider four critical questions concerning Harvest’s slate of candidates before casting their votes:

•	Do you believe it is wise to remove three experienced and highly-qualified directors?

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Steven W. Streit - Founder and one of Green Dot’s top shareholders with over 8 percent ownership, inventor of the reloadable prepaid debit card and primary relationship holder with major business partners and key regulators.

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Michael J. Moritz - Large Green Dot shareholder and current Chairman of Sequoia Capital, prominent technology company board experience, currently serves on the board of LinkedIn (~$17 billion market capitalization), prior board member of Google, Yahoo, Kayak and PayPal.

◦	Timothy R. Greenleaf - Audit Committee Chair; oversees Enterprise Risk Management Committee and Cybersecurity, key relationships with bank regulators and auditors.

•	Do you believe these are suitable candidates to serve on a highly regulated, bank holding company’s board that has a market capitalization in excess of a billion dollars?

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Philip B. Livingston - Former CEO of Ambassadors Group, former NASDAQ listed company that saw its stock price decline over 60 percent before being liquidated. Current board member of Rand Worldwide (OTCBB: RWWI), a $50 million market cap company.

◦
Saturnino Fanlo - Served on only two public boards: Capmark Financial Group (“Capmark”) and KKR Financial Holdings (“KKR”). Capmark declared bankruptcy and KKR Financial Holdings’ stock declined 97 percent during Mr. Fanlo’s tenure as CEO.

◦	George W. Gresham - Never served on a public company board and declined offer to be immediately appointed to Green Dot’s board.

•
Do you believe Green Dot is better off without its founder, Steven W. Streit, the individual who invented the prepaid card industry, established the Company as the industry leader, successfully navigated significant competitive and regulatory headwinds, and who will be held accountable if Green Dot does not produce $1.75+ Non-GAAP EPS in 2017?

•	Are you willing to jeopardize invaluable business partnerships and the support of regulators?

Green Dot believes the right choice clear and strongly encourages stockholders to vote on the WHITE proxy card “FOR” the reelection of incumbent director nominees- Messrs. Streit, Greenleaf and Moritz- at the Company’s May 23, 2016 Annual Meeting of Stockholders. Green Dot advises shareholders not return the “green” proxy card, even to withhold on Harvest’s nominees.

Green Dot stockholders that have questions or need assistance in voting their shares on the WHITE proxy card should contact:

INNISFREE M&A INCORPORATED

Stockholders call toll-free: (877) 800-5186
Banks and Brokers call collect: (212) 750-5833

About Green Dot
Green Dot Corporation, along with its wholly owned subsidiaries, is a pro-consumer financial technology innovator with a mission to provide a full range of affordable and accessible financial services to the masses. Green Dot is the largest provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account and a top 20 debit card issuer among all banks and credit unions in the country. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of more than 100,000 U.S. locations, including retailers, neighborhood financial service center locations, and tax preparation offices, as well as online, in the leading app stores and through leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those contained in the forward-looking statements contained in this press release. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the timing and impact of revenue growth activities, the Company’s dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company’s reliance on retail distributors for the promotion of its products and services, demand for the Company’s new and existing products and services, continued and improving returns from the Company’s investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company’s ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company’s operating methods or economics, the Company’s reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company’s involvement litigation or investigations. These and other risks are discussed in greater detail in the Company’s Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company’s investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this press release is as of May 12, 2016, and the Company assumes no obligation to update this information as a result of future events or developments.

Contacts
Investor Relations
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com
or
John Christiansen/Meghan Gavigan, 415-618-8750
jchristiansen@sardverb.com / mgavigan@sardverb.com